Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intersil Corporation:

We consent to the incorporation by reference in the registration statements on Form S-4 (Nos. 333-84794 and 333-114021) and Form S-8 (Nos. 333-88208, 333-117890, 333-166391, 333-163448, 333-161906, 333-151374, 333-65804, 333-31094, 333-174249, 333-183065 and 333-187618) of Intersil Corporation and subsidiaries of our reports dated February 18, 2014 with respect to the consolidated balance sheets of Intersil Corporation as of January 3, 2014 and December 28, 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended January 3, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 3, 2014, which reports appear in the January 3, 2014 annual report on Form 10-K of Intersil Corporation and subsidiaries.

/s/ KPMG LLP

February 18, 2014

Orlando, Florida

Certified Public Accountants